Exhibit 10.1

EXECUTION VERSION

SECURITY AGREEMENT

Dated as of March 22, 2010

among

INTERNATIONAL COAL GROUP, INC.

as Issuer

and

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Collateral Agent for the Holders of International Coal Group, Inc.’s

9.125% Senior Secured Second-Priority Notes due 2018

TABLE OF CONTENTS

		Page
PREAMBLE		1

RECITALS		1

AGREEMENT		2
ARTICLE I
DEFINITIONS AND INTERPRETATION
SECTION 1.1.	DEFINITIONS.	2
SECTION 1.2.	OTHER INTERPRETIVE PROVISIONS.	16
SECTION 1.3.	ACCOUNTING TERMS AND PRINCIPLES.	17
SECTION 1.4.	RESOLUTION OF DRAFTING AMBIGUITIES.	17
SECTION 1.5.	PERFECTION CERTIFICATE	17
ARTICLE II
GRANT OF SECURITY AND SECURED OBLIGATIONS
SECTION 2.1.	GRANT OF SECURITY INTEREST.	17
SECTION 2.2.	FILINGS	19

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED COLLATERAL
SECTION 3.1.	DELIVERY OF CERTIFICATED SECURITIES COLLATERAL.	20
SECTION 3.2.	PERFECTION OF UNCERTIFICATED SECURITIES COLLATERAL.	20
SECTION 3.3.	FINANCING STATEMENTS AND OTHER FILINGS; MAINTENANCE OF PERFECTED SECURITY INTEREST.	21
SECTION 3.4.	OTHER ACTIONS.	21
SECTION 3.5.	SECURITY INTERESTS; FURTHER ASSURANCES.	25
SECTION 3.6.	ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS.	26

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		Page
ARTICLE VII
CERTAIN PROVISIONS CONCERNING ACCOUNTS
SECTION 7.1.	MAINTENANCE OF RECORDS.	35
SECTION 7.2.	LEGEND.	35
SECTION 7.3.	MODIFICATION OF TERMS, ETC.	36
SECTION 7.4.	COLLECTION.	36
ARTICLE VIII
TRANSFERS
SECTION 8.1.	TRANSFERS OF PLEDGED COLLATERAL.	36
ARTICLE IX
REMEDIES
SECTION 9.1.	REMEDIES.	36
SECTION 9.2.	NOTICE OF SALE.	38
SECTION 9.3.	WAIVER OF NOTICE AND CLAIMS.	38
SECTION 9.4.	CERTAIN SALES OF PLEDGED COLLATERAL.	39
SECTION 9.5.	NO WAIVER; CUMULATIVE REMEDIES.	40
SECTION 9.6.	CERTAIN ADDITIONAL ACTIONS REGARDING INTELLECTUAL PROPERTY.	40
ARTICLE X
PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS; APPLICATION OF PROCEEDS
SECTION 10.1.	PROCEEDS OF ASSET SALES	41
SECTION 10.2.	APPLICATION OF PROCEEDS	41
ARTICLE XI MISCELLANEOUS
SECTION 11.1.	CONCERNING COLLATERAL AGENT.	41
SECTION 11.2.	COLLATERAL AGENT MAY PERFORM; COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.	42
SECTION 11.3.	CONTINUING SECURITY INTEREST; ASSIGNMENT.	42
SECTION 11.4.	TERMINATION; RELEASE.	43

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		Page
SECTION 11.5.	COSTS AND EXPENSES.	43
SECTION 11.6.	MODIFICATION IN WRITING.	44
SECTION 11.7.	NOTICES.	44
SECTION 11.8.	GOVERNING LAW, CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.	44
SECTION 11.9.	SEVERABILITY OF PROVISIONS.	45
SECTION 11.10.	EXECUTION IN COUNTERPARTS.	45
SECTION 11.11.	BUSINESS DAYS.	45
SECTION 11.12.	WAIVER OF STAY.	45
SECTION 11.13.	NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITION.	46
SECTION 11.14.	NO CLAIMS AGAINST COLLATERAL AGENT.	46
SECTION 11.15.	NO RELEASE.	46
SECTION 11.16.	OBLIGATIONS ABSOLUTE.	46
SECTION 11.17.	INTERCREDITOR AGREEMENT.	47

SIGNATURES		S-1

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Control Agreement Concerning Securities Accounts
EXHIBIT 5	Form of Control Agreement Concerning Deposit Accounts
EXHIBIT 6	Form of Copyright Security Agreement
EXHIBIT 7	Form of Patent Security Agreement
EXHIBIT 8	Form of Trademark Security Agreement

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SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of March 22, 2010 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), among INTERNATIONAL COAL GROUP, INC., a Delaware corporation (the “Issuer”) and THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors,” and together with the Original Guarantors, the “Guarantors”), as pledgors, assignors and debtors (the Issuer, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each individually, a “Pledgor”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as collateral agent (the “Collateral Agent”) pursuant to the Indenture (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), as pledgee, assignee and secured party.

R E C I T A L S :

A. Issuer, the Original Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), have, in connection with the execution and delivery of this Agreement, entered into (i) that certain Indenture, dated as of March 16, 2010 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Base Indenture”) and (ii) that certain Second Supplemental Indenture, dated as of March 22, 2010 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

B. Each Original Guarantor has, pursuant to the Indenture, unconditionally guaranteed the Obligations.

C. Issuer and each Original Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the other Transaction Documents and each is, therefore, willing to enter into this Agreement.

D. Each Pledgor is or, as to Pledged Collateral acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Pledged Collateral pledged by it hereunder.

E. This Agreement is given by each Pledgor in favor of Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations.

[Signature page to Security Agreement]

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Collateral Agent and each Pledgor hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions. The following terms shall have the following meanings:

“Accounts” shall mean all “accounts,” as such term is defined in the UCC.

“Account Debtor” shall mean any person who may become obligated to another Person under, with respect to or on account of, an Account.

“Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Additional Pledged Interests” shall mean, collectively, with respect to each Pledgor, all of its right, title and interest in (i) all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of any issuer of Initial Pledged Interests or any other equity interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such equity interests in each such issuer or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other equity interests from time to time acquired by such Pledgor in any manner and (ii) all membership, partnership or other equity interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of such Pledgor relating to such equity interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other equity interests, from time to time acquired by such Pledgor in any manner.

“Additional Pledged Shares” shall mean, collectively, with respect to each Pledgor, all of its right, title and interest in (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any other equity interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such equity interests issued by any such issuer under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such equity interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such equity interests, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation, together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under any Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent or more of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, Collateral Agent shall not be deemed an “Affiliate” of any Pledgor.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“As-Extracted Collateral” shall mean all “as-extracted collateral,” as such term is defined in the UCC.

“Asset Sale” shall have the meaning assigned to such term in the Indenture.

“Attorney Costs” shall mean and include all reasonable fees and disbursements of any law firm or other external counsel.

“Bank” shall mean a “bank”, as such term is defined in the UCC.

“Base Indenture” shall have the meaning assigned to such term in Recital A hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Lease” shall mean any leasing or similar arrangement that, in accordance with GAAP, is classified as a capital lease.

“Capital Lease Obligations” shall mean all monetary obligations of any Pledgor under any Capital Leases.

“Chattel Paper” shall mean all “chattel paper,” as such term is defined in the UCC.

“Claims” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Commercial Tort Claims” shall mean all “commercial tort claims,” as such term is defined in the UCC.

“Commodity Accounts” shall mean all “commodity accounts,” as such term is defined in the UCC.

“Commodity Account Control Agreement” shall mean an agreement establishing Control over all commodity contracts credited to a commodities account in a form that is reasonably satisfactory to Collateral Agent.

“Commodity Intermediary” shall mean any “commodity intermediary” as such term is defined in the UCC.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements or instruments and all other contracts, agreements or instruments (in each case, whether written, electronic or oral, or third party or intercompany), between such Pledgor and any other person, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof, and all rights of Pledgor thereunder.

“Contractual Obligations” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106(d) of the UCC and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106(b) of the UCC.

“Control Agreements” shall mean, collectively, any Deposit Account Control Agreements, any Securities Account Control Agreements and any Commodity Account Control Agreements.

“Controlled Account” shall mean a Deposit Account, Securities Account or Commodity Account over which Collateral Agent has Control.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or group of countries or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 6.

“Deposit Account Control Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 5 or such other form that is reasonably satisfactory to Collateral Agent.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Documents” shall mean all “documents,” as such term is defined in the UCC.

“Electronic Chattel Paper” shall mean all “electronic chattel paper,” as such term is defined in the UCC.

“Equipment” shall mean all “equipment,” as such term is defined in the UCC.

“Equity Interests” means Stock and all warrants, options or other rights to acquire Stock (but excluding any debt security that is convertible into, or exchangeable for, Stock).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“Event of Default” shall have the meaning assigned to such term in Section 6.01 of the Supplemental Indenture.

“Excluded Account” shall mean any Deposit Account that has less than $25,000 of cash on deposit therein so long as the aggregate amount of all such Deposit Accounts with less than $25,000 on deposit therein that constitute Excluded Accounts is less than $100,000.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Property” shall mean:

(a) Equity Interests of any Guarantor to the extent necessary so that Rule 3-16 of Regulation S-X (or any successor rule) under the Securities Act of 1933 would not require the filing with the Securities and Exchange Commission of separate financial statements of such Guarantor due to the fact that such Guarantor’s Equity Interests secure the notes, which Equity Interests shall automatically be deemed released and to not be and to not have been part of the Pledged Collateral but only to the extent necessary to not be subject to such requirement; and

(b) Special Property other than any proceeds, substitutions or replacements of any Special Property (unless such proceeds, substitutions or replacements would constitute Special Property).

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person, or any officer with an equivalent position performing duties normally attributable to any of the foregoing.

“First Lien Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Documents” shall have the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Loan Agreement” shall mean that certain Third Amended and Restated Credit Agreement, dated as of February 22, 2010, among, ICG, LLC, Issuer, the guarantors party thereto, the lenders party thereto, General Electric Capital Corporation, as administrative agent and a collateral agent, and UBS AG, Stamford Branch, as a collateral agent, PNC Bank, National Association, as a documentation agent and the other parties thereto, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, restated, substituted, modified, supplemented, extended, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.

“First Lien Termination Date” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Fixtures” shall mean all “fixtures,” as such term is defined in the UCC.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, and, in any event, shall include (i) all of such Pledgor’s right, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person (other than any of the foregoing constituting Accounts, Documents, Chattel Paper, Instruments, Letter of Credit Rights, Investment Property or other types of Pledged Collateral) and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Pledged Collateral or any of the Mortgaged Property including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Pledged Collateral or Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral or any of the Mortgaged Property.

“Goods” shall mean all “goods,” as such term is defined in the UCC.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including (i) all goodwill connected with the use of and symbolized by any Trademark or Trademark License in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Indenture” shall have the meaning assigned to such term in Recital A hereof.

“Initial Pledged Interests” shall mean, with respect to each Pledgor, all of its right, title and interest in all membership, partnership or other equity interests (other than in a corporation), as applicable, of each issuer described in Schedule 9 annexed to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other equity interests.

“Initial Pledged Shares” shall mean, collectively, with respect to each Pledgor, all of its right, title and interest in the issued and outstanding shares of capital stock of each issuer that is a corporation described in Schedule 9 annexed to the Perfection Certificate together with all rights, privileges, authority and powers of such Pledgor relating to such shares of capital stock interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirements of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet domain names, Trade Secrets and IP Licenses, proprietary information, know-how and processes necessary for the conduct of the business of a Person as currently conducted.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses, Goodwill and all other items of Intellectual Property of any Pledgor, whether now owned or hereafter created or acquired by or assigned to such Pledgor.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 10 annexed to the Perfection Certificate and all other notes hereafter acquired by such Pledgor from Issuer or any of its Subsidiaries and all certificates, instruments or agreements evidencing such notes payable by Issuer or any of its Subsidiaries to such Pledgor, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of the Issue Date among Collateral Agent, General Electric Capital Corporation, as administrative agent and a collateral agent under the First Lien Loan Agreement, UBS AG, Stamford Branch, as a collateral agent under the First Lien Loan Agreement, Issuer, ICG, LLC, as borrower under the First Lien Loan Agreement, and each other Guarantor party thereto from time to time.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations in part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“Issue Date” shall mean the date on which the Notes are originally issued under the Indenture.

“Issuer” shall have the meaning assigned to such term in the Preamble hereof.

“Inventory” shall mean all “inventory,” as such term is defined in the UCC.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Joinder Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 3.

“Letters of Credit” shall mean all “letters of credit,” as such term is defined in the UCC.

“Letter-of-Credit Rights” shall mean all “letter-of-credit rights,” as such term is defined in the UCC.

“Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease that is not a Capital Lease.

“Material Adverse Effect” shall mean: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, or condition (financial or otherwise) of the Pledgors taken as a whole; (b) a material impairment of the ability of the Pledgors to perform in any material respect their obligations under any Transaction Document; (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Transaction Document, or (ii) the perfection or priority of any Lien granted to Collateral Agent under any of the Security Documents; or (d) a material impairment on the ability of Collateral Agent to enforce its rights and remedies under the Transaction Documents.

“Money” shall mean all “money,” as such term is defined or used in the UCC.

“Mortgaged Property” shall mean each Real Property subject to a Security Document.

“Net Proceeds” shall have the meaning assigned to such term in the Indenture.

“Noteholder” shall mean a registered holder of Notes.

“Notes” shall mean the Issuer’s 9.125% Senior Secured Second-Priority Notes due 2018.

“Obligations” shall mean any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Transaction Documents, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Ordinary Course of Business” shall mean, in respect of any transaction involving any Pledgor, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Transaction Document.

“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation, the certificate or articles of incorporation, the by-laws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation and the operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, any other document setting forth the manner of election or duties of the officers, directors, managers or other similar Persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person or the functional equivalent of any of the foregoing.

“Original Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country or group of countries or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 7.

“Perfection Certificate” shall mean, with respect to any Pledgor on the date hereof, that certain perfection certificate dated as of March 22, 2010, executed and delivered by such Pledgor in favor of Collateral Agent for the benefit of the Secured Parties, or, with respect to any Pledgor executing a Joinder Agreement after the date hereof, the Perfection Certificate (which shall be in form and substance reasonably acceptable to Collateral Agent) executed and delivered by such Pledgor, in favor of Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery by such Pledgor of its Joinder Agreement executed in accordance with Section 3.6 hereof, in each case, as such certificate may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Permitted Collateral Liens” shall mean Permitted Liens (as such term is defined in Section 2.01 of the Supplemental Indenture).

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Interests” shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests.

“Pledged Securities” shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

“Pledged Shares” shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Proceeds” shall mean all “proceeds,” as such term is defined in the UCC.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Stock or Stock Equivalents of any Person) or the cost of installation, construction or improvement of any property and any refinancing thereof.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments, appurtenances, improvements and fixtures relating thereto.

“Related Persons” shall mean, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Requirements of Law” shall mean, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Secured Parties” shall mean Collateral Agent, Trustee and the Noteholders.

“Securities Accounts” shall mean all “securities accounts,” as such term is defined in the UCC.

“Securities Account Control Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 4 or such other form that is reasonably satisfactory to Collateral Agent.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Securities Intermediary” shall mean any “securities intermediary,” as such term is defined in the UCC.

“Security Documents” shall mean the Security Agreements (as such term is defined in Section 2.01 of the Supplemental Indenture).

“Security Entitlement” shall mean any “security entitlement,” as such term is defined in the UCC.

“Special Property” shall mean:

(a) any permit, lease, sublease, contract, license, sublicense or other general intangible, in each case pertaining to real or personal property, held by any Pledgor that validly prohibits the creation by such Pledgor of a Lien thereon (for the avoidance of doubt, “Special Property” shall not include Goods, Inventory, As-Extracted Collateral or any Pledged Collateral set forth in clause (xv) of Section 2.1 of this Agreement);

(b) any permit, lease, sublease, contract, license, sublicense or other general intangible, in each case pertaining to real or personal property, held by any Pledgor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon (for the avoidance of doubt, “Special Property” shall not include Goods, Inventory, As-Extracted Collateral or any Pledged Collateral set forth in clause (xv) of Section 2.1 of this Agreement); and

(c) Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

provided, however, that in each case described in clauses (a), (b) and (c) of this definition, such property shall constitute “Special Property” only to the extent and for so long as such permit, lease, sublease, contract, license, sublicense or other general intangible, in each case pertaining to real or personal property, or Requirement of Law applicable thereto validly prohibits the creation of a Lien on such property in favor of Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Special Property.” For the avoidance of doubt, no permit, lease, sublease, contract, license, sublicense or other general intangible, in each case pertaining to real or personal property (or any right under any of the foregoing), shall constitute Special Property to the extent that any such prohibition or Requirement of Law would be ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC in any applicable jurisdiction or under any other applicable law or principle of equity to (x) impair the creation, attachment or perfection of the security interest of Collateral Agent in any such permit, lease, sublease, contract, license, sublicense or other general intangible, in each case pertaining to real or personal property (or in any right under any of the foregoing) and (y) provide that the creation , attachment or perfection of the Lien may give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy under such permit, lease, sublease, contract, license, sublicense or other general intangible, in each case pertaining to real or personal property (or in any right under any of the foregoing).

“Stock” shall mean any and all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership (whether general or limited) or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non voting, and any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the Issue Date or issued after the Issue Date.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” of a Person shall mean any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Successor Interests” shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or equity interests (and any certificates evidencing such equity interests) of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any person listed in Schedule 1(a) annexed to the Perfection Certificate is not the surviving entity.

“Supplemental Indenture” shall have the meaning assigned to such term in Recital A hereof.

“Supporting Obligations” shall mean all “supporting obligations,” as such term is defined in the UCC.

“Tangible Chattel Paper” shall mean all “tangible chattel paper,” as such term is defined in the UCC.

“Tax” means all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from such Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Transaction Document) or (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirements of Law) by Collateral Agent to deliver the documentation required to be delivered pursuant to the terms of any Transaction Document.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirements of Law in or relating to trade secrets.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or group of countries or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 8.

“Transaction Documents” shall mean the Indenture, the Notes and the Security Documents.

“Trustee” shall have the meaning assigned to such term in Recital A.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Collateral Agent’s and the other Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2. Other Interpretive Provisions. (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b) The Agreement. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d) Performance; Time. Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto that are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Transaction Document.

(f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

SECTION 1.3. Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.

SECTION 1.4. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Collateral Agent) shall not be employed in the interpretation hereof.

SECTION 1.5. Perfection Certificate Collateral Agent and each other Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral and all schedules, and all amendments and supplements thereto, are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)	all Accounts;

(ii)	all As-Extracted Collateral;

(iii)	all Equipment, Goods, Inventory and Fixtures;

(iv)	all Documents, Instruments and Chattel Paper;

(v)	all Letters of Credit and Letter-of-Credit Rights;

(vi)	all Securities Collateral;

(vii)	all Controlled Accounts;

(viii)	all Investment Property;

(ix)	all Intellectual Property Collateral;

(x)	the Commercial Tort Claims described on Schedule 13 to the Perfection Certificate;

(xi)	all General Intangibles;

(xii)	all Deposit Accounts and Money;

(xiii)	all Supporting Obligations;

(xiv)	all books and records relating to the Pledged Collateral;

(xv)	to the extent not otherwise included in clause (ii) above, all coal and other minerals severed or extracted from the ground of the Pledgor (including all severed or extracted coal purchased, acquired or obtained from other Persons), and all Accounts, General Intangibles and products and Proceeds thereof or related thereto, regardless of whether any such coal or other minerals are in raw form or processed for sale and regardless of whether or not any Pledgor had an interest in the coal or other minerals before extraction or severance;

(xvi)	to the extent not covered by clauses (i) through (xv) of this sentence, all other personal property of such Pledgor, whether tangible or intangible; and

(xvii)	all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xvii) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property and (i) the Pledgors shall from time to time at the reasonable request of Collateral Agent give written notice to Collateral Agent identifying in reasonable detail any material item of Special Property (and stating in such notice that such Special Property constitutes “Excluded Property”) and shall provide to Collateral Agent such other information regarding the Special Property as Collateral Agent may reasonably request and (ii) from and after the Issue Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, lease, contract or license, a provision that would prohibit the creation or enforcement of a Lien on such permit, lease, contract or license, or on the equity interests in such Pledgor or any other Company, in favor of Collateral Agent; provided that this clause (ii) shall not apply to any such document if management of such Pledgor reasonably determines in good faith that eliminating such provision would (x) have a material adverse effect on such document or on such Pledgor’s relationship with the party or parties to such document, (y) require the payment of any money or the making by such Pledgor of any material concession under such document in exchange for not including such provision, or (z) otherwise materially and adversely effect such Pledgor.

SECTION 2.2 Filings (a) Each Pledgor hereby irrevocably authorizes Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted or required by applicable Requirements of Law, including the filing of a financing statement describing the Pledged Collateral as “all assets in which the Pledgor now owns or hereafter acquires rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to Collateral Agent promptly upon request.

(b) Each Pledgor hereby ratifies its authorization for Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

(c) Each Pledgor hereby further authorizes Collateral Agent to file filings with, if applicable, the United States Patent and Trademark Office and the United States Copyright Office (or any successor office or any similar office in any other country or group of countries), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, as applicable, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor where allowed or required by applicable Requirements of Law, and naming such Pledgor, as debtor, and Collateral Agent, as secured party.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1 Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that Collateral Agent has a perfected, first-priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within 5 Business Days) upon receipt thereof by such Pledgor be delivered to and held by or on behalf of Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2 Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that Collateral Agent has a perfected, first-priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities (other than Pledged Securities held as securities entitlements) are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law (i) if necessary or desirable to perfect a security interest in such Pledged Securities or establish the priority thereof, cause such pledge to be recorded on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give Collateral Agent the right to transfer such Pledged Securities under the terms hereof and, upon request, provide to Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to Collateral Agent, confirming such pledge and perfection thereof and (ii) use its commercially reasonable efforts to cause such Pledged Securities to become certificated and delivered to Collateral Agent in accordance with the provisions of Section 3.1.

SECTION 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all filings necessary to perfect the security interest granted hereunder by it to Collateral Agent in respect of the Pledged Collateral (including, without limitation, As-Extracted Collateral) (other than Pledged Collateral in which a security interest cannot be perfected under the UCC) have been previously filed or delivered to Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 annexed to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor, except as otherwise expressly permitted by the Indenture or other provisions hereof, will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected, first-priority security interest and shall defend such security interest against the claims and demands of all persons except Permitted Collateral Liens, (ii) such Pledgor shall furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as Collateral Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of Collateral Agent, such Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain a valid, enforceable, first-priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral subject to Permitted Collateral Liens.

SECTION 3.4 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of Collateral Agent to enforce, the security interests in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. As of the date hereof, (i) no amounts individually or in the aggregate in excess of $500,000 payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 10 annexed to the Perfection Certificate and instruments received for deposit or presentation for collection in the Ordinary Course of Business and (ii) each Instrument and each item of Tangible Chattel Paper listed in Schedule 10 annexed to the Perfection Certificate has been properly endorsed, assigned and delivered to Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper

(other than instruments received for deposit or presentation for collection in the Ordinary Course of Business), and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to Collateral Agent, exceeds $500,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly and in any event within 5 Business Days endorse, assign and deliver the same to Collateral Agent, in each case accompanied by instruments of transfer or assignment duly executed in blank.

(b) Deposit Accounts. (i) As of the date hereof, it has neither opened nor maintains any Deposit Accounts other than the accounts listed in Schedule 14 annexed to the Perfection Certificate and (ii) Collateral Agent has a perfected, first-priority security interest in each Deposit Account listed in Schedule 14 annexed to the Perfection Certificate by Control, other than any Excluded Account. No Pledgor shall hereafter establish and maintain any Deposit Account other than any Excluded Account unless (1) the applicable Pledgor shall have given Collateral Agent 5 Business Days’ prior written notice of its intention to establish such new Deposit Account with a Bank, (2) such Bank shall be reasonably acceptable to Collateral Agent and (3) such Bank and such Pledgor shall have duly executed and delivered to Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account. Collateral Agent agrees with each Pledgor that Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing.

(c) Investment Property. (i) As of the date hereof, it (1) has no Securities Accounts or Commodity Accounts other than those listed in Schedule 14 annexed to the Perfection Certificate and Collateral Agent has a perfected first priority security interest in such Securities Accounts and Commodity Accounts and (2) does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 14 annexed to the Perfection Certificate.

(d) If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property, such Pledgor shall promptly (A) endorse, assign and deliver the same to Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to Collateral Agent or (B) deliver such securities into a Securities Account with respect to which a Control Agreement is in effect in favor of Collateral Agent. If any securities now or hereafter acquired by any Pledgor constituting Investment Property are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify Collateral Agent and pursuant to an agreement in form and substance satisfactory to Collateral Agent, either (x) cause the issuer to agree to comply with instructions from Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (y) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which Collateral Agent has Control or (z) arrange for Collateral Agent to become the registered owner of the securities. Except as expressly permitted under the Indenture, no

Pledgor shall hereafter establish and, other than with respect to Securities Account number 192A1 maintained by ICG, LLC at Invesco Aim and further described on Schedule 14 annexed to the Perfection Certificate, maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary or enter into any Commodity Contract unless (1) the applicable Pledgor shall have given Collateral Agent 5 Business Days’ prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary or to enter into such Commodity Contract, (2) in the case of a Securities Account or Commodities Account, such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to Collateral Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be, or in the case of a Commodity Contract, shall have caused such Commodity Contract to be credited to a Commodity Account satisfying the requirements of this Section 3.4(c). Each Pledgor shall accept any cash and Investment Property that are proceeds of the pledged Investment Property in trust for the benefit of Collateral Agent and within 5 Business Days of actual receipt thereof, deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of the Investment Property (other than payments of a kind described in Section 7.4 hereof) received by it into a Controlled Account. Collateral Agent agrees with each Pledgor that Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any investment or withdrawal rights by such Pledgor, unless an Event of Default has occurred and is continuing, or, in the case of withholding consent to investment or withdrawal rights after giving effect to any such investment and withdrawal rights would occur.

(e) Subject to Section 11.1(ii), as between Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, Collateral Agent, a Securities Intermediary, Commodity Intermediary, any Pledgor or any other person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other person under any Control Agreement or under applicable law. Each Pledgor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement except as otherwise expressly permitted under the Indenture. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify Collateral Agent from all costs and expenses incurred by Collateral Agent under this Section 3.4(c) in accordance with Section 11.5 of this Agreement.

(f) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount individually or in the aggregate in excess of $10,000 payable under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 10 annexed to the Perfection Certificate. If any amount individually or in the aggregate in excess of $10,000 payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify Collateral Agent thereof and shall take such action as Collateral Agent may reasonably request to vest in Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which Collateral Agent has not been vested control within the meaning of the statutes described in this sentence exceeds $500,000 in the aggregate for all Pledgors. Collateral Agent agrees with such Pledgor that Collateral Agent will arrange, pursuant to procedures satisfactory to Collateral Agent and so long as such procedures will not result in Collateral Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(g) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Pledgor, other than a letter of credit issued pursuant to the First Lien Loan Agreement and other than letter of credit rights constituting Supporting Obligations for which the face amount is less than $25,000, such Pledgor shall promptly notify Collateral Agent thereof and such Pledgor shall, at the request of Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for Collateral Agent to become the transferee beneficiary of such letter of credit, with Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Indenture. The actions in the preceding sentence shall be taken to the extent that the amount under such letter of credit, together with all amounts under letters of credit for which the actions described above in clause (i) and (ii) have not been taken, exceeds $500,000 in the aggregate for all Pledgors.

(h) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 13 annexed to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim having, together with all other Commercial Tort Claims of all Pledgors in which Collateral Agent does not have a security interest with an aggregate value in excess of $1,000,000, such Pledgor shall promptly (and in any event within 5 Business Days) notify Collateral Agent in a writing signed by such Pledgor of the brief details thereof and grant to Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

(i) Motor Vehicles. Upon the reasonable request of Collateral Agent, each Pledgor shall deliver to Collateral Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by Certificates of Title or ownership) owned by it with Collateral Agent listed as lienholder therein. Such requirement only shall apply to the Pledgors if any such motor vehicle (or any such other Equipment) is valued at over $75,000, and the value of all such motor vehicles (and such Equipment) as to which any Pledgor has not delivered a Certificate of Title or ownership is over $500,000.

(j) As-Extracted Collateral. If any Pledgor shall acquire any interest in any active mine or well or any preparation plant (in each case to the extent that such interests constitutes personal property) or any As-Extracted Collateral, then such Pledgor shall promptly take all such actions as are reasonably required to ensure the validity, perfection or priority of Collateral Agent’s security interest therein.

SECTION 3.5. Security Interests; Further Assurances. Pledgors shall promptly, upon the reasonable request of Collateral Agent, at Issuer’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Collateral Agent reasonably necessary for the continued validity, perfection and priority of the Liens on the Pledged Collateral covered thereby subject to no other Liens except Permitted Collateral Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith; provided, however, that no Pledgor will be required to request any such consent or waiver if management of Issuer reasonably determines in good faith that such a request would (i) have a material adverse effect on the agreement that is the subject of such consent or waiver or on such Pledgor’s relationship with the party or parties to such agreement, (ii) require the payment of any money or the making by such Pledgor of any material concession under such agreement in exchange for such consent or waiver, or (iii) otherwise materially and adversely affect any Pledgor. Upon the exercise by Collateral Agent of any power, right, privilege or remedy pursuant to any Transaction Document that requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Pledgor shall execute and deliver all applications, certifications, instruments and other documents and papers that Collateral Agent may reasonably require. Notwithstanding any of the foregoing or any other provision of this Agreement or any other Transaction Document to the contrary, the Obligations shall not be secured by any Excluded Property.

SECTION 3.6. Additional Collateral; Additional Guarantors.

As soon as reasonably practicable after (i) any acquired or created Subsidiary, or a Subsidiary guaranteeing other Indebtedness of the Issuer, becomes a Guarantor (as defined in the Supplemental Indenture) pursuant to the provisions of Section 4.09 of the Supplemental Indenture, such Guarantor shall become a Pledgor hereunder and execute a Joinder Agreement or (ii) any Pledgor acquires any material property (other than Excluded Property) that is not automatically subject to a perfected security interest under the Security Documents, such Pledgor shall notify Collateral Agent thereof and, in each case at the sole cost and expense of such Pledgor, execute and deliver to Collateral Agent such mortgages, supplements to the relevant Security Documents and other documentation (in form and scope, and covering such Collateral (or, in the case of clause (i), all assets of such Guarantor other than Excluded Property) on such terms, in each case consistent with this Agreement and the other Security Documents in effect on the date hereof but subject to any local law requirements applicable thereto), and take such additional actions (including any of the actions described in Section 4.14 of the Supplemental Indenture), as necessary or as Collateral Agent may deem reasonably appropriate or advisable to create and fully perfect in favor of the Secured Parties a valid and enforceable security interest in (and in the case of real property, mortgage lien on) such Collateral (including in the case of Stock or intercompany notes, delivery of such stock certificates or such instruments to the Collateral Agent, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Stock or notes), which shall be free of any other Liens except for Liens in favor of the First Lien Agent and Permitted Liens. Any security interest provided pursuant to this Section 3.6 shall be accompanied with such opinions of counsel to the Issuer as customarily given by Issuer’s counsel in the relevant jurisdiction, in form and substance customary for such jurisdiction. In addition, the Issuer shall deliver an officers’ certificate to Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1. Title. Except for the security interest granted to Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, such Pledgor owns and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own the rights in each item of Pledged Collateral pledged by it hereunder free and clear of any and all Liens or claims of others other than Permitted Collateral Liens. No person other than Collateral Agent has control or possession of all or any part of the Pledged Collateral, except as permitted hereunder or under the Indenture.

SECTION 4.2. Validity of Security Interest. (a) This Agreement is effective to create in favor of Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Pledged Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on the applicable schedule annexed to the Perfection Certificate and (ii) upon the taking of possession or control by Collateral Agent of the Pledged Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to such Collateral Agent to the extent possession or control by such Collateral Agent is required by this Agreement), the Liens created by this Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Pledgors in the Pledged Collateral (other than (A) the Intellectual Property Collateral and (B) such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.

(b) When this Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by this Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Pledgors in the material Intellectual Property Collateral, in each case subject to no Liens other than Permitted Collateral Liens.

(c) Each Security Document delivered pursuant to Sections 3.5 and 3.6 will, upon execution and delivery thereof, be effective to create in favor of Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Pledgors’ right, title and interest in and to the Pledged Collateral thereunder, and when (i) financing statement and other filings in appropriate form are filed in the appropriate offices and (ii) upon the taking of possession or control by Collateral Agent of the Pledged Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to such Collateral Agent to the extent possession or control by such Collateral Agent is required by such Security Document), the Liens created by such Security Document shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Pledgors thereunder in such Pledged Collateral (other than (A) the Intellectual Property Collateral and (B) such Pledged Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.

(d) The security interest and Lien granted to Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, subject only to Permitted Collateral Liens.

SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to Collateral Agent or any other Secured Party other than Permitted Collateral Liens. There is no agreement, and no Pledgor (subject to clause (ii) of the last sentence of Section 2.1) shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of Collateral Agent hereunder.

SECTION 4.4. Other Financing Statements. No Pledgor has filed, nor authorized any third party to file any (nor will there be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than financing statements and other statements and instruments relating to Permitted Collateral Liens. Until the maturity of the Notes, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Collateral Liens.

SECTION 4.5. Change of Name; Jurisdiction of Organization. (a) It shall not effect any change (i) in any Pledgor’s legal name, (ii) in the location of any Pledgor’s chief executive office, (iii) in any Pledgor’s identity or organizational structure, (iv) in any Pledgor’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Pledgor’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), in each case if doing so would result in the failure of Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral, until (A) it shall have given Collateral Agent not less than 30 days’ prior written notice (in the form of an officers’ certificate), or such lesser notice period agreed to in writing by Collateral Agent, of their intention so to do, clearly describing such change and providing such other information in connection therewith as Collateral Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of a Collateral Agent, for the benefit of the Secured Parties in the Pledged Collateral. Each Pledgor agrees to promptly provide Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence, as applicable. Each Pledgor also agrees to promptly notify Collateral Agent of any change in the location of any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral is located (including the establishment of any such new office or facility). Concurrently with the delivery of Exchange Act reports pursuant to Section 4.12 of the Supplemental Indenture, deliver to Collateral Agent a supplement to the Perfection Certificate and a certificate of a Financial Officer and the chief legal officer of Issuer certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Pledged Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

(b) Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 4.5(a) above. If any Pledgor fails to provide information to Collateral Agent about such changes on a timely basis, such Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which such Collateral Agent needed to have information relating to such changes. Collateral Agent shall not have any duty to inquire about such changes if any Pledgor does not inform Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.6. Location of Inventory and Equipment. Other than as necessary in connection with routine maintenance and repair in the Ordinary Course of Business, it shall not move any Equipment or Inventory with an aggregate value in excess of $100,000 to any location other than one within the continental United States and with respect to any such new location where the aggregate value of Pledged Collateral exceeds $100,000, such Pledgor shall have taken all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby. Such Pledgor agrees to provide Collateral Agent with prompt notice following the movement of any Equipment or Inventory to any location other than one that is listed in the relevant Schedules to the Perfection Certificate.

SECTION 4.7. Due Authorization and Issuance. All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such Pledged Shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor’s status as a partner or a member of any issuer of the Initial Pledged Interests.

SECTION 4.8. Consents, etc. In the event that Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement in accordance with the terms hereof and determines in its reasonable judgment that it is necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of Collateral Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.9. Pledged Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules annexed to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors as of the date of delivery of such schedules.

SECTION 4.10. Insurance. In the event that the proceeds of any insurance claim are paid after Collateral Agent has exercised its right to foreclosure after an Event of Default, such Net Proceeds shall be applied in accordance with Section 4.07(c) of the Supplemental Indenture.

SECTION 4.11. Payment of Taxes; Compliance with Laws; Contesting Liens; Claims. Each Pledgor represents and warrants that all Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Claims are secured by Permitted Collateral Liens. Each Pledgor shall comply with all Requirements of Law applicable to the Pledged Collateral the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Each Pledgor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Indenture; provided that such contest would not result in a Lien that is not permitted pursuant to the Indenture. Notwithstanding the foregoing provisions of this Section 4.11, (i) no contest of any such obligation may be pursued by such Pledgor if such contest would expose Collateral Agent or any other Secured Party to (A) any possible criminal liability or (B) any additional civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor satisfactory to such Collateral Agent or such Secured Party, as the case may be, and (ii) any such contest shall be permitted pursuant to the Indenture.

SECTION 4.12. Access to Pledged Collateral, Books and Records; Other Information. Upon reasonable request to each Pledgor, Collateral Agent, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable times as may be reasonably requested by Collateral Agent (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Collateral Agent shall have access at any and all times during the continuance thereof) all of the Pledged Collateral and Mortgaged Property including all of the books, correspondence and records of such Pledgor relating thereto. Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to Collateral Agent, at such Pledgor’s cost and expense (provided the Pledgors shall not be responsible for costs and expenses more than two times per year unless an Event of Default has occurred and is continuing), such clerical and other assistance as may be reasonably requested by Collateral Agent with regard thereto. Such Pledgor shall, at any and all times, within a reasonable time after written request by Collateral Agent, furnish or cause to be furnished to Collateral Agent, in such manner and in such detail as may be reasonably requested by Collateral Agent, additional information with respect to the Pledged Collateral.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes required to be pledged hereunder, accept the same in trust for the benefit of Collateral Agent and promptly and in any event within 5 Business Days deliver to Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2. Voting Rights; Distributions; etc.

(i) So long as no Event of Default shall have occurred and be continuing:

(A) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Indenture or any other document evidencing the Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which would reasonably be expected to have a Material Adverse Effect.

(B) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien created hereby, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be promptly and in any event within 5 Business Days delivered to Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly and in any event within 5 Business Days delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(ii) Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(i)(B) hereof.

(iii) Upon the occurrence and during the continuance of any Event of Default:

(A) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(i)(A) hereof shall cease, and all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(B) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(iv) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to Collateral Agent appropriate instruments as Collateral Agent may request in order to permit Collateral Agent to exercise the voting and other rights which they may be entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive all Distributions which they may be entitled to receive under Section 5.2(i)(B) hereof.

(v) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(i)(B) hereof shall be received in trust for the benefit of Collateral Agent (on behalf of the Secured Parties), shall be segregated from other funds of such Pledgor and shall promptly, but in no event more than 3 Business Days after receipt, be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3. Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation in any material respect of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in material default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates, if any, delivered to Collateral Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4. Certain Agreements of Pledgors As Issuers and Holders of Equity Interests. In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Pledgor which is a partner in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to Collateral Agent or its nominee and to the substitution of Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 6.1. Grant of License. For the purpose of enabling Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Pledgor to avoid the invalidation of such Trademarks, now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2. Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify Collateral Agent of (A) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any material Patent, Trademark or Copyright or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding such Pledgor’s claim of ownership in or right to use any of the Intellectual Property Collateral material to the operation of such Pledgor’s business in the ordinary course, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Intellectual Property Collateral material to the operation of such Pledgor’s business in the ordinary course as presently conducted and as contemplated hereunder and under the Indenture, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral material to the operation of such Pledgor’s business in the ordinary course as presently conducted and as contemplated hereunder and under the Indenture, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify Collateral Agent in writing of any event which would reasonably be expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the ability of such Pledgor or Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of

Collateral Agent in relation thereto including a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the Ordinary Course of Business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to Collateral Agent for the benefit of the Secured Parties, without the consent of Collateral Agent, (vi) diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to Collateral Agent from time to time upon Collateral Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as Collateral Agent may from time to time reasonable request. Notwithstanding the foregoing nothing herein shall prevent any Pledgor from selling, disposing of or otherwise using any Intellectual Property Collateral as expressly permitted by the Indenture.

SECTION 6.3. After-Acquired Property. If any Pledgor shall, at any time before the payment in full of the Obligations (i) obtain any rights to any additional material Intellectual Property Collateral or (ii) become entitled to the benefit of any additional material Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of such Intellectual Property Collateral, or any improvement on such Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 6.3 with respect to such Pledgor shall (other than in the case of any Intellectual Property Collateral that constitutes Excluded Property) automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly (i) provide to Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 6.3 by execution of an instrument in form reasonably acceptable to Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to preserve, protect or perfect Collateral Agent’s security interest in such Intellectual Property Collateral. Further, each Pledgor authorizes Collateral Agent to modify this Agreement by amending Schedules 12(c) and 12(d) annexed to the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Pledgor.

SECTION 6.4. Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of Collateral Agent, do any and all lawful acts and execute any and all documents requested by Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify Collateral Agent for all costs and expenses incurred by Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section 11.5. In the event that Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any person so infringing necessary to prevent such infringement to the extent commercially reasonable.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.2. Legend. Each Pledgor shall legend, at the request of Collateral Agent, upon the occurrence and during the continuation of an Event of Default, and in form and manner reasonably satisfactory to Collateral Agent, the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to Collateral Agent for the benefit of the Secured Parties and that Collateral Agent has a security interest therein.

SECTION 7.3. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the Ordinary Course of Business consistent with prudent business practice, or extend or renew any such obligations except in the Ordinary Course of Business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the Ordinary Course of Business consistent with prudent business practice without the prior written consent of Collateral Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts in accordance with present business practices.

SECTION 7.4. Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Accounts, as and when due in the Ordinary Course of Business and consistent with prudent business practice (including Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the Ordinary Course of Business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s Ordinary Course of Business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS

SECTION 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Indenture.

ARTICLE IX

REMEDIES

SECTION 9.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, Collateral Agent may from time to time exercise in respect of the Pledged

Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts to Collateral Agent;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to Collateral Agent at any place or places so designated by Collateral Agent, in which event such Pledgor shall at its own expense: (A) promptly and in any event within 3 Business Days cause the same to be moved to the place or places designated by Collateral Agent and therewith delivered to Collateral Agent, (B) store and keep any Pledged Collateral so delivered to Collateral Agent at such place or places pending further action by Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Obligations as provided in Article X hereof;

(vi) Retain and apply the Distributions to the Obligations as provided in Article X hereof;

(vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting the assignment of, and exercising any and all voting, consensual and other rights and powers with respect to, any Pledged Collateral; and

(viii) Exercise all the rights and remedies of a secured party on default under the UCC, and Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 9.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with Collateral Agent’s taking possession or Collateral Agent’s disposition of any of the Pledged Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct. To the fullest extent permitted by law, any sale of, or grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.4. Certain Sales of Pledged Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, Collateral Agent shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) If Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to Collateral Agent and the other Secured Parties, that Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.5. No Waiver; Cumulative Remedies.

(i) No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

(ii) To the fullest extent permitted by applicable Requirements of Law, in the event that Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case, the Pledgors, Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of Collateral Agent, each Pledgor shall execute and deliver to Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within 5 Business Days of written notice thereafter from Collateral Agent, each Pledgor shall make available to Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on Collateral Agent’s behalf.

ARTICLE X

PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS;

APPLICATION OF PROCEEDS

SECTION 10.1. Proceeds of Asset Sales. The Pledgors shall take all actions required by Section 4.07(c) of the Supplemental Indenture with respect to any Net Proceeds from any Asset Sale.

SECTION 10.2. Application of Proceeds. The proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Collateral Agent of its remedies shall be applied, together with any other sums then held by Collateral Agent pursuant to this Agreement, in accordance with and as set forth in Section 4.07(c) of the Supplemental Indenture.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Concerning Collateral Agent. (i) Collateral Agent has been appointed as collateral agent pursuant to the Indenture. The actions of Collateral Agent hereunder are subject to the provisions of the Indenture. Except to the extent that any such rights are limited to Collateral Agent, Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Indenture. Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

(ii) Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession from time to time if such Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither Collateral Agent nor any of the other Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(iii) Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv) If any item of Pledged Collateral also constitutes collateral granted to Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

SECTION 11.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Claims, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral, in each case to the extent required hereunder) or if any representation or warranty on the part of any Pledgor contained herein shall be breached in any material respect, Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of Section 4.11 hereof. Any and all amounts so expended by Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.5. Neither the provisions of this Section 11.2 nor any action taken by Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Security Documents which Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors and their respective successors and assigns and (ii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns under the Indenture. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

SECTION 11.4. Termination; Release. The Pledged Collateral shall be released from the Lien created by this Agreement upon the payment in full of the Obligations. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Indenture, Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to the Pledgors, against receipt and without recourse to or warranty by Collateral Agent except as to the fact that Collateral Agent has not encumbered the released assets, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 11.5. Costs and Expenses. Any action taken by any Pledgor under or with respect to any Transaction Document, even if required under any Transaction Document or at the request of Collateral Agent, shall be at the expense of such Pledgor, and neither Collateral Agent nor any Secured Party shall be required under any Transaction Document to reimburse any Pledgor therefor except as expressly provided therein. In addition, Issuer agrees to pay or reimburse upon demand (a) Collateral Agent for all reasonable out of pocket costs and expenses incurred by each of them or any Related Persons of the foregoing, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Transaction Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs to Collateral Agent, (b) Collateral Agent for all reasonable costs and expenses incurred by them or any Related Persons of the foregoing in connection with internal audit reviews, field examinations and examinations of Pledged Collateral (which shall be reimbursed, in addition to the out of pocket costs and expenses of such examiners, at the per diem rate per individual charged by Collateral Agent for its examiners) and (c) Collateral Agent and each Related Person thereof for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out,” (ii) the enforcement or preservation of any right or remedy under any Transaction Document, any Obligation, with respect to the Pledged Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Pledgor, Transaction Document, or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs.

SECTION 11.6. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.7. Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of Issuer set forth in the Indenture and as to Collateral Agent, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.7.

SECTION 11.8. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(i) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(ii) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Transaction Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Transaction Document shall affect any right that Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against any Pledgor or its properties in the courts of any jurisdiction.

(iii) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (ii) of this Section 11.8. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iv) Each Pledgor hereby irrevocably consents to service of process in any action or proceeding arising out of or relating to any Transaction Document in the manner provided for notices in Section 12.02 of the Base Indenture. Nothing in this Agreement or any other Transaction Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

(v) Each Pledgor hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Transaction Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.8.

SECTION 11.9. Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.10. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement via facsimile or electronic transmission (including a .pdf delivered via electronic mail) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 11.11. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.12. Waiver of Stay. Each Pledgor covenants (to the extent it may lawfully do so) that in the event that such Pledgor or any property or assets of such Pledgor shall hereafter become the subject of a voluntary or involuntary proceeding under the Code or such Pledgor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Code or any similar provision in any such law is applicable, then, in any such case, whether or not Collateral Agent has commenced foreclosure proceedings under this Agreement, such Pledgor shall not, and each Pledgor hereby expressly waives its right to (to the extent it may lawfully do so) at any time insist upon, plead or in any whatsoever, claim or take the benefit or advantage of any such automatic stay or such similar provision as it relates to the exercise of any of the rights and remedies (including any foreclosure proceedings) available to Collateral Agent as provided in this Agreement, in any other Security Document or any other document evidencing the Obligations. Each Pledgor further covenants (to the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power granted herein to Collateral Agent, but will suffer and permit the execution of every such power as though no law relating to any stay or similar provision had been enacted.

SECTION 11.13. No Credit for Payment of Taxes or Imposition. No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 11.14. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof, except as expressly permitted by the Indenture.

SECTION 11.15. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture or the other Transaction Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 11.15 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Indenture and the other Transaction Documents.

SECTION 11.16. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

(ii) any lack of validity or enforceability of the Indenture or any other Transaction Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other Transaction Document or any other Transaction Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture or any other Transaction Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 11.17. Intercreditor Agreement. Notwithstanding anything herein to the contrary, all Liens granted to Collateral Agent pursuant to this Agreement or any other Transaction Document and the exercise of any right or remedy by Collateral Agent in respect of the Pledged Collateral hereunder or under any other Transaction Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, this Agreement and any other Transaction Document, the terms of the Intercreditor Agreement shall govern and control in all respects, including, without limitation, with respect to any right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, until the First Lien Termination Date, (i) any reference to “first priority” in relation to the Liens granted to the Collateral Agent and all representations and warranties made in connection with such reference are subject to the Liens having priority thereto under the Intercreditor Agreement, (ii) any obligation of the Issuer and any Guarantor hereunder or under any other Transaction Document with respect to the delivery or control of any Pledged Collateral, the notation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person and all representations and warranties made in connection with the foregoing shall be deemed to be satisfied or true and correct, as applicable, if the Issuer or such Guarantor, as applicable, complies with the requirements of the similar provision of the First Lien Documents and (iii) the delivery of any Pledged Collateral to the First Lien Agent pursuant to the First Lien Documents shall satisfy any delivery requirement hereunder or under any other Transaction Document and all representations and warranties made regarding such delivery shall be deemed to be true and correct if such requirement is satisfied.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Pledgors and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

ICG, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

INTERNATIONAL COAL GROUP, INC., as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer and Treasurer

HUNTER RIDGE HOLDINGS, INC., as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

HUNTER RIDGE, INC., as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

BRONCO MINING COMPANY, INC., as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

[Signature page to Security Agreement]

COALQUEST DEVELOPMENT LLC, as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

HAWTHORNE COAL COMPANY, INC., as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

HUNTER RIDGE COAL COMPANY, as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

ICG ADDCAR SYSTEMS, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG BECKLEY, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG EAST KENTUCKY, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

[Signature page to Security Agreement]

ICG EASTERN, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG EASTERN LAND, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG HAZARD, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG HAZARD LAND, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG ILLINOIS, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG, INC., as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

[Signature page to Security Agreement]

ICG KNOTT COUNTY, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG NATURAL RESOURCES, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG TYGART VALLEY, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

JULIANA MINING COMPANY, INC., as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

KING KNOB COAL CO., INC., as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

MARINE COAL SALES COMPANY, as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

[Signature page to Security Agreement]

MELROSE COAL COMPANY, INC.,
as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer
PATRIOT MINING COMPANY, INC., as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer
POWELL MOUNTAIN ENERGY, LLC, as a Pledgor

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer
SIMBA GROUP, INC., as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Treasurer
UPSHUR PROPERTY, INC., as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

[Signature page to Security Agreement]

VINDEX ENERGY CORPORATION,
as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

WHITE WOLF ENERGY, INC.,
as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

WOLF RUN MINING COMPANY,
as a Pledgor

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

[Signature page to Security Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

[Signature page to Security Agreement]